UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 14, 2009
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 Legacy Drive, Plano, Texas	75024

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 972-673-7300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 14, 2009, Dr Pepper Snapple Group, Inc. (“DPS”) entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated and UBS Securities LLC, as managers of the several underwriters parties thereto (the “Underwriting Agreement”), providing for the purchase and sale of $400 million aggregate principal amount of our 1.70% Senior Notes due 2011 (the “2011 Notes”) and $450 million aggregate principal amount of our 2.35% Senior Notes due 2012 (the “2012 Notes” and, together with the 2011 Notes, the “Notes”) in an offering registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be fully and unconditionally guaranteed by our existing and future subsidiaries that guarantee any of our other indebtedness (the “Subsidiary Guarantors”). At the time of issuance, the Notes will be guaranteed by all of our domestic subsidiaries (except two immaterial subsidiaries associated with our charitable foundations). Issuance and delivery of the Notes is expected to occur, subject to customary closing conditions, pursuant to an Indenture to be entered into between DPS and Wells Fargo Bank, N.A., as trustee (the “Trustee”), and a First Supplemental Indenture to be entered into among DPS, the Subsidiary Guarantors and the Trustee. Affiliates of several of the underwriters are lenders under our senior unsecured term loan A credit facility and will receive a portion of the net proceeds from the sale of the Notes, which will be applied to repay debt under the senior unsecured term loan A credit facility. DPS estimates that its net proceeds from the sale of the Notes, after deducting estimated underwriting discounts and commissions and offering expenses, will be approximately $846.3 million. The Underwriting Agreement contains customary representations, warranties and agreements of DPS and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. We expect this transaction to close on December 21, 2009.
     A copy of the Underwriting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The summary of the Underwriting Agreement in this Item 1.01 is qualified entirely by the terms and conditions set forth in the Underwriting Agreement, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Underwriting Agreement dated December 14, 2009, among Morgan Stanley & Co. Incorporated and UBS Securities LLC, as managers of the several underwriters named in Schedule II thereto, and Dr Pepper Snapple Group, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2009	Dr Pepper Snapple Group, Inc.
	By:	/s/ James L. Baldwin, Jr.
		Name:	James L. Baldwin, Jr.
		Title:	Executive Vice President & General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Underwriting Agreement dated December 14, 2009, among Morgan Stanley & Co. Incorporated and UBS Securities LLC, as managers of the several underwriters named in Schedule II thereto, and Dr Pepper Snapple Group, Inc.